Exhibit 10ag

FORM OF Performance STOCK UNIT AWARD AGREEMENT

This Performance Stock Unit Award Agreement (the “Agreement”) is made as of the _____ day of __________, _______ between Myers Industries, Inc., an Ohio corporation (the “Company”), and __________________, an employee (the “Employee”) of the Company or one or more of its Subsidiaries.

WHEREAS, the Company has heretofore adopted the 2017 Incentive Stock Plan of Myers Industries, Inc., as amended and restated (the “Plan”); and

WHEREAS, it is a requirement of the Plan that a Performance Stock Unit Award Agreement be executed to evidence the Performance Stock Units awarded to the Employee.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto have agreed, and do hereby agree as follows:

1. Grant of Performance Stock Units.  The Company hereby grants to the Employee an Award of Performance Stock Units (such number to be determined as set forth in Section 4(b) based on a target award of ____________  Performance Stock Units) on the terms and conditions set forth herein and in the Plan.  Each Performance Stock Unit represents the right of the Employee to receive the payment of one Share on the date that payment is made.

2. Defined Terms.  Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan.  For purposes of this Agreement, the following terms shall have the meanings set forth below:

(a) “Free Cash Flow as a Percentage of Sales” means the total Free Cash Flow over the Performance Period compared against total Sales over the Performance Period, with such adjustments as may be approved by the Compensation Committee of the Company’s Board of Directors, in its discretion.

(b) “Adjusted EBITDA” means the Company’s earnings before interest, taxes, depreciation and amortization in each case as set forth on the Company’s audited financial statements for the fiscal year with such adjustments as may be approved by the Compensation Committee of the Company’s Board of Directors, in its discretion.

(c) “Cause” means:

(i)	The commission by the Employee (evidenced by a conviction or written, voluntary and freely given confession) of a criminal act constituting a felony or involving fraud or moral turpitude;
(ii)	The repeated failure of the Employee to follow the reasonable directives of the Employee’s superiors after having been given written notice thereof; or
(iii)

Commission by the Employee of any act, which both (A) constitutes gross negligence or willful misconduct and (B) has a materially adverse effect on the Company’s operations, properties or business relationships.

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(d) “Cumulative EBITDA” means the sum of Adjusted EBITDA for each year of the Performance Period.

(e) “Disability” means a physical or mental incapacity that prevents the Executive from performing his duties for a total of one hundred eighty (180) days in any twenty four (24) month period.

(f) “Free Cash Flow” means  cash from continuing operations less capital expenditures.

(g) “Good Reason” means the occurrence of one or more of the following conditions arising without the consent of the Employee:

(i) A material diminution in the Employee’s annual base salary;

(ii) A material diminution in the Employee’s duties and responsibilities; or

(iii) A material change in the geographic location at which the Employee must perform his duties.

In order for a condition to constitute Good Reason, the Employee must provide written notice to the Company of the existence of the condition within forty-five (45) days of the initial existence of the condition (or within forty-five (45) days following the Employee actually becoming aware of such condition, if later), upon receipt of such notice, the Company shall have a period of thirty (30) days during which it may remedy the condition.  Furthermore, to constitute Good Reason, the Employee must voluntarily terminate employment with the Company within one hundred eighty (180) days following the initial existence of the condition (or within one hundred eighty (180) days following the Employee actually becoming aware of such condition, if later).  The parties agree that “Good Reason” will not be deemed to have occurred merely because the Company becomes a subsidiary or division of another entity following a Change of Control.

(a) “Performance Goals” mean Cumulative EBITDA and Free Cash Flow as a Percentage of Sales established by the Compensation Committee of the Company’s Board of Directors within ninety (90) days after the commencement of the Performance Period.

(b) “Performance Period” means the period commencing on ____________ and ending on ____________.

(c) “Sales”  means net sales.

3. Rights with Respect to Performance Stock Units.  The Performance Stock Units granted pursuant to this Agreement represent an unfunded and unsecured obligation of the Company, and the Employee shall have no rights with respect to the Performance Stock Units other than those of a general creditor of the Company.  Prior to the issuance of Shares as payment with respect to the Performance Stock Units, the Employee shall have no voting, dividend or other rights of ownership in or to the Shares underlying the Performance Stock Units and shall not be deemed the beneficial owner of such Shares.

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4. Restrictions on Number and Vesting of the Performance Stock Units.

(a) Except as otherwise provided in this Agreement, none of the Performance Stock Units may be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of; provided, however, the right to receive payment with respect to the Performance Stock Units may be transferred upon the death of the Employee to the Employee’s Successor.

(b) The number of Performance Stock Units earned shall be determined, and shall vest, as of ____________ based on the relative level of achievement of the Performance Goals as set forth in Exhibit A or earlier, upon an Acceleration Event (as defined in Section 5).  The number of Performance Stock Units earned shall be determined by providing equal weight to the Performance Goals (such number of Performance Stock Units, the “Vested Performance Stock Units”).  The determination of the Vested Performance Stock Units shall be made by the Compensation Committee of the Board of Directors in its sole discretion as soon as administratively possible after the Company’s audited financial statements are available for the final fiscal year of the Performance Period.  Any Performance Stock Units or rights to Performance Stock Units that do not become Vested Performance Stock Units as of ____________, or earlier upon an Acceleration Event, shall be immediately and automatically forfeited to the Company without notice and without consideration.

(c) In the event of the complete termination of the Employee’s employment by the Company for Cause (as defined herein unless defined in any written agreement between the Company and the Employee in effect at the time of such termination of employment) or by the Employee without Good Reason (as defined herein unless defined in any written agreement between the Company and the Employee in effect at the time of such termination of employment) prior to the earlier of ____________ or an Acceleration Event, the Employee’s right to any Stock Units subject to this Agreement shall be immediately and automatically forfeited to the Company without notice for no consideration.  For the avoidance of doubt, a termination by the Employee without Good Reason will not include a termination by reason of the Employee’s death, disability, retirement on or after the Employee’s sixty-fifth birthday or a termination by the Employee for Good Reason.

5. Payment and Issuance of Shares.  As soon as administratively practicable following the determination of the achievement of the Performance Goals for the Performance Period, but in no event later than thirty (30) days following the end of the Performance Period (the “Payment Date”), the Company shall make a payment to the Employee of one Share for every Vested Performance Stock Unit as payment with respect to each such Vested Performance Stock Unit.  Notwithstanding the foregoing, if the Employee’s employment with the Company is terminated prior to ____________ by reason of the Employee’s death or disability (an “Acceleration Event”), then (i) for purposes of determining the number of Vested Performance Stock Units as of such Acceleration Event, the achievement of the Performance Goals shall be deemed to be 100% and the award shall be prorated for the shortened Performance Period (ii) the Company shall make a payment to the Employee of one Share for every Vested Performance Stock Unit as soon as reasonably practicable following such Acceleration Event, but in no event later than thirty (30) days after the date of the Acceleration Event, and (iii) the Employee will not be entitled to any further payment pursuant to this Agreement.  For the avoidance of doubt, if the Employee’s employment with the Company is terminated by reason of retirement on or after the Employee’s sixty-fifth birthday, by the Company without Cause (as defined herein unless defined in any written agreement between the Company and the Employee in effect at the time of such termination of employment) or by the Employee for Good Reason (as defined herein unless defined in any written agreement between the Company and the Employee in effect at the time of such termination of employment), the determination of the number of Vested Performance Stock Units, and any payment to be

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made to the Employee with respect to any Vested Performance Stock Units, shall be made as soon as reasonably practicable following the determination of the achievement of the  Performance Goals for the Performance Period, but in no event later than March 15 of the calendar year following the end of the Performance Period.  If any dividends are declared on the Company’s Shares while the Performance Stock Units subject to this Agreement are outstanding, the Company shall make a payment to the Employee on the Payment Date or the Acceleration Event, as the case may be, with respect to each Performance Stock Unit that became a Vested Performance Stock Unit on the Payment Date or the Acceleration Event, in an amount equal to the aggregate amount of dividends that would have been payable to the Employee with respect to each such Vested Performance Stock Unit had such Vested Stock Performance Unit instead been an issued and outstanding Share on the record date of any such dividends (the “Dividend Equivalent Amount”).  At the Company’s discretion, payment of the Dividend Equivalent Amount may be made in cash or in Shares having a Fair Market Value on the Payment Date or the Acceleration Event, as the case may be, equal to the Dividend Equivalent Amount.  In no event will dividends or any dividend equivalents be paid on unvested Performance Stock Units which are forfeited.  At the Company’s election, the Company shall cause the Shares delivered as payment with respect to the Vested Performance Stock Units to either be evidenced by a book entry account maintained by the Company’s stock transfer agent (the “Transfer Agent”) or by a certificate issued in the Employee’s name.  Upon the earlier of the date the Shares are evidenced in a book entry account maintained by the Transfer Agent or the date a certificate for the Shares are issued in the Employee’s name, the Employee shall be a shareholder with respect to the Shares and shall have all of the rights of a shareholder with respect to the Shares, including the right to vote the Shares and to receive any dividends and other distributions paid with respect to the Shares.  Notwithstanding anything to the contrary herein, following a Change of Control of the Company, the Company, at its election, may elect to make any payment required to be made to the Employee pursuant to this Section 5 in cash rather than Shares.

6. Taxes.  The Company shall have the right to satisfy any obligation of the Company to withhold taxes or other amounts with respect to the Vested Performance Stock Units by withholding Shares otherwise deliverable to the Employee with respect to the Vested Performance Stock Units having a Fair Market Value equal to the amount of such tax or other withholdings, provided that the amount will not result in liability accounting for the Company.  Furthermore, the Company may elect to deduct from any cash payment made to the Employee pursuant to this Agreement the amount of any taxes or other amounts which the Company is or will be required to withhold with respect to such cash payment.

7. No Right to Employment.  Nothing in this Agreement shall confer upon the Employee any right to continue in the employ of the Company or any of its Subsidiaries or interfere with or restrict in any way with the right of the Company or any such Subsidiary to terminate his employment at any time for any reason whatsoever, with or without Cause.

8. Acknowledgement and Section 409A Compliance.

(a) Employee acknowledges that neither the Company nor any of the Company’s affiliates, officers, shareholders, employees, agents or representatives has provided or is providing the undersigned with tax advice regarding the Performance Stock Units subject to this Agreement or any other matter, and the Company has urged the Employee to consult with his own tax advisor with respect to the income taxation consequences associated with the Performance Stock Units subject to this Agreement.

(b) It is intended that this Award of Performance Stock Units comply with Section 409A of the Code, and this Award and the terms of this Agreement shall be interpreted and administered in a manner consistent with such intent, although in no event shall the Company have any liability to the Employee if

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this Award or the terms of this Agreement are determined not to comply with Section 409A of the Code.  For purposes of this Agreement, termination of employment means a “separation from service” within the meaning of Treasury Regulations Section 1.409A-1(h).

(c) Whenever payment under this Agreement specifies a payment period with reference to a number of days (e.g., payment may be made within thirty (30) days after the Payment Date), the actual date of payment within the specified period will be determined solely by the Company.

(d) If the Employee is a “specified employee” within the meaning of Section 409A of the Code at the time of his “separation from service” within the meaning of Section 409A of the Code, then any payment otherwise required to be made to him under this Agreement on account of his separation from service, to the extent such payment (after taking into account all exclusions applicable to such payment under Section 409A of the Code) is properly treated as deferred compensation subject to Section 409A of the Code, shall not be made until the first business day after (i) the expiration of six months from the date of the Employee’s separation from service, or (ii) if earlier, the date of the Employee’s death.

9. Incorporation of Provisions of the Plan.  All of the provisions of the Plan pursuant to which the Performance Stock Units are granted are hereby incorporated by reference and made a part hereof as if specifically set forth herein, and to the extent of any conflict between this Agreement and the terms contained in the Plan, the Plan shall control.  To the extent any capitalized terms are not otherwise defined herein, they shall have the meanings set forth in the Plan.

10. Invalidity of Provisions.  The invalidity or unenforceability of any provision of this Agreement as a result of a violation of any state or federal law, or of the rules or regulations of any governmental regulatory body, shall not affect the validity or enforceability of the remainder of this Agreement.

11. Waiver and Modification.  The provisions of this Agreement may not be waived or modified unless such waiver or modification is in writing and signed by the parties hereto.

12. Interpretation.  All decisions or interpretations made by the Committee with regard to any question arising under the Plan or this Agreement as provided by Section 4 of the Plan, shall be binding and conclusive on the Company and the Employee.

13. Multiple Counterparts.  This Agreement may be signed in multiple counterparts, all of which together shall constitute an original agreement.  The execution by one party of any counterpart shall be sufficient execution by that party, whether or not the same counterpart has been executed by any other party.

14. Governing Law.  This Agreement shall be governed by the laws of the State of Ohio.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed, and the Employee has hereunto set his hand, all as of the day and year first above written.

MYERS INDUSTRIES, INC.

By:

Its:

,	Employee

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